UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	NASDAQ Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) appointed Amy Boerger and Michael McRoberts to the Board, effective immediately. Mr. Boerger and Mr. McRoberts are collectively referred to herein as the “New Directors.” Both of the New Directors will stand for election at the Company’s 2024 Annual Meeting of Shareholders. The Board has not yet determined which committee(s) of the Board Ms. Boerger will be appointed to. Mr. McRoberts is not expected to serve on any committee of the Board in the near future. There are no arrangements or understandings between either of the New Directors, on the one hand, and any other person, on the other hand, pursuant to which either of the New Directors were elected as directors of the Company, and the Company believes there are no transactions in which either of the New Directors have an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Boerger has been determined to meet the criteria for independence under the listing standards of the NASDAQ Global Select Market. Mr. McRoberts currently serves as the Chief Operating Officer of the Company and thus, is not independent.

Ms. Boerger will receive the Company’s standard non-employee director compensation (pro-rated based on her start date), which is described in the Company’s 2023 definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2023. Ms. Boerger will enter into an indemnification agreement with the Company consistent with the form of existing indemnification agreement entered into between the Company and its other executive officers and directors. Mr. McRoberts will not receive any additional compensation for serving on the Board. His executive compensation was described in the Company’s 2023 definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2023. In addition, he has entered into the form of indemnification agreement entered into between the Company and its other executive officers and directors.

Ms. Boerger served as Vice President and General Manager at Cummins Inc. until her retirement in March 2023. Ms. Boerger worked for Cummins for 39 years. During this time, much of her work was focused on the North American highway market, pioneering the advancements of the trucking industry through building relationships with stakeholders and contributing to Cummins’ Emissions Solutions business. Prior to serving as Cummins’ Vice President and General Manager, Ms. Boerger worked as a product engineer and account executive. Ms. Boerger holds a Bachelor of Science in Mechanical Engineering from Valparaiso University.

Mr. McRoberts was appointed to the position of Chief Operating Officer of the Company in July 2016. Prior to his promotion, he served as Senior Vice President – Dealer Operations from March 2013 to July 2016. Mr. McRoberts joined the Company in 2011 and served as Regional Manager for Rush Truck Centers in California from 2011 to 2013. Mr. McRoberts served as the Vice President – General Manager and Chief Operating Officer for the Scully Companies, a regional full-service leasing and dedicated contract carriage organization, from 2006 until he joined the Company in 2011. Mr. McRoberts’s background also includes 13 years of experience with other commercial vehicle dealerships serving in various positions including Chief Financial Officer and President. Mr. McRoberts has a Bachelor of Science in Accounting from Southern Illinois University.

A copy of the press release announcing the appointment of the New Directors as new members of the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

Exhibit 99.1         Rush Enterprises, Inc. press release dated October 10, 2023.
Exhibit 104         Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: October 10, 2023	By:	/s/ Michael Goldstone
Senior Vice President, General Counsel and
Corporate Secretary